Exhibit 99.1

FluoroPharma Medical, Inc. Announces $1.5M  Equity Financing

MONTCLAIR, NJ, November 20, 2012 - FluoroPharma Medical, Inc. (OTCBB: FPMI), a company specializing in the development of novel diagnostic imaging products that utilize positron emission tomography (PET) technology for the detection and assessment of disease before clinical manifestation, today announced that it completed a private placement on November 19, 2012 of its shares of common stock and warrants in the aggregate amount of $1,546,250.  The private placement consisted of the issuance of 1,819,118 shares of the company's common stock and 1,819,118 common stock purchase warrants with an exercise price of $0.90 per share and a term of one year.  The company plans to use the net proceeds from the private placement for working capital.

“We are pleased that the additional funding will enable us to further advance our most promising portfolio of diagnostic imaging products, providing healthcare professionals with new products that will expand and improve their diagnostic capabilities and contribute to earlier, more accurate diagnosis of disease,” said Thijs Spoor, Chairman, CEO and President of FluoroPharma Medical. “FluoroPharma's goal is to enable personalized medicine by enabling the physician to prescribe the right medicine, for the right person, at the right time, for the right outcome. This is only possible with the right diagnostics.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.  The company has agreed to file a registration statement providing for the resale of the shares of common stock and the shares underlying the warrants issued in the private placement following the closing.  The company will file a Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the private placement.

About FluoroPharma Medical

FluoroPharma is a biopharmaceutical company engaged in the discovery and development of proprietary PET imaging products to evaluate cardiac disease at the cellular and molecular levels. The company has licensed technology from the Massachusetts General Hospital in Boston.

The company's goal is to enable personalized medicine through advanced imaging products that will help the medical community diagnose disease more accurately at the earliest stages, leading to more effective treatment, management and better patient outcomes.

The company's initial focus is the development of breakthrough positron emission tomography (PET) imaging agents for the efficient detection and assessment of acute and chronic forms of coronary artery disease (CAD). FluoroPharma is advancing two products in clinical trials for assessment of acute and chronic forms of coronary disease. These first in class agents have been designed to rapidly target myocardial cells. Other products in development include agents for detection of inflamed atherosclerotic plaque in peripheral arteries, agents with the potential to image Alzheimer's disease and agents that could potentially be used for imaging specific cancers.

For more information on the company, please visit: www.fluoropharma.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company's product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to clinical trials, financing and strategic agreements and relationships, our need for substantial additional funds, government regulation, patent and intellectual property matters; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Investor Relations:
Richard Moyer
Cameron Associates, Inc.
Email: Richard@cameronassoc.com
Phone: 212-554-5466

Media:
Carol J. Perlman
FluoroPharma Medical, Inc.
Email: cperlman@fluoropharma.com
Phone: 917-592-9260

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